Exhibit 99.1

Elauwit Connection Announces Restatement of Revenue for First Nine Months of 2025

Ongoing business not affected, Company continues to grow revenue generating contracted and activated units in multifamily properties across the country

Columbia, South Carolina – (Newsfile Corp. – February 27, 2026) – Elauwit Connection, Inc. (Nasdaq: ELWT) ("Elauwit" or the "Company"), a national managed services provider of turnkey broadband and property-wide WiFi networks serving multifamily, student housing, and senior living communities, today announced that it plans to amend and restate its financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on December 10, 2025 (the “Form 10-Q”). The restatement pertains to an error in revenue recognition and does not affect the Company’s continued business activity or growth plans.

“As we prepared for our 2025 full year audit, our newly expanded internal accounting team identified an error specific to network construction project revenue recognition during the first nine months of 2025. The work to compile our financial statements was originally done by a third-party national accounting firm prior to expanding our internal team,” said Dan McDonough, Executive Chairman of Elauwit.

“While the error requires correction, it does not affect our operations or growth strategy, nor does it reverse our trend of improving both revenue and operating performance from 2024 to 2025. We remain fully focused on executing our strategy to expand our business. To that end, we continue to steadily win new customer engagements and onboard new properties that will drive our long-term recurring revenue business model,” said McDonough.

The restatement originates from work done by a third-party national accounting firm hired by the Company to assist in its accounting work prior to and immediately following its initial public offering; it did not involve any intentional misconduct with respect to the Company, its management or employees.

Specifically, the error pertains to incorrect entries under the percentage-of-completion input method for revenue recognition for certain network design and installation contracts. As a result, revenue, gross profit, operating income (loss) and net loss were overstated by an estimated $1.4 million through the nine months ended September 30, 2025. The error did not occur in periods prior to 2025.

On February 25, 2026, the Audit Committee of the Board of Directors, after discussion with management, determined that the Company would restate its unaudited condensed consolidated financial statements included in the Form 10-Q, and amend its related disclosures making reference to those results. As a result, the Company’s Form 10-Q, and other documents referencing those results should no longer be relied upon. The Company intends to file an amendment to the Form 10-Q as soon as reasonably practicable.

The estimate provided in this release reflects preliminary information based on facts available to the Company’s management as of the date of this release and is subject to potential further changes upon completion of the Company’s financial review and restatement procedures.

About Elauwit Connection (Nasdaq: ELWT)

Elauwit Connection is a publicly traded ISP dedicated to communities, including multifamily properties, student housing, and senior living. Elauwit designs, builds, and operates managed networks, backed by a service model that treats property teams and residents like a relationship, not an account number.

With dependable connections, exceptional resident support, and no-upfront-cost options, Elauwit helps owners deliver premium connectivity as a competitive advantage, supporting new revenue, resident retention and increased asset value.

Visit: www.elauwit.com

Contacts:

For Investors:

Darrow Associates
Matt Kreps, Managing Director
+1-214-597-8200

mkreps@darrowir.com

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company's future financial results, the Company's growth strategies and pipeline, the Company's growth strategy, intention to amend and restate the financial statements in the Form 10-Q, the expected timing of filing the amendment to the Form 10-Q, and its performance as a public company. The words “continue,” “estimate,” "expect," “focus,” "future," “intend,” “plan,” "potential," “strategy,” "will," “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company's ability to improve its financial performance and achieve its growth objectives, and other factors set forth in the Company's filings with the SEC, including the Company's final prospectus dated November 2, 2025 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on November 4, 2025, and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.